Exhibit 99.2

Chubb Limited

Financial Supplement

for the Quarter Ended March 31, 2022

Investor Contact

Karen Beyer: (212) 827-4445

email: investorrelations@chubb.com

This report is for informational purposes only. It should be read in conjunction with documents filed by Chubb Limited with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this financial supplement reflect Chubb Limited’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties which may cause actual results to differ materially from such statements. For example, forward-looking statements related to financial performance, including exposures, reserves and recoverables, could be affected by the frequency and severity of unpredictable catastrophic events, actual loss experience, uncertainties in the reserving or settlement process, currency exchange fluctuations, new theories of liability, judicial, legislative, regulatory and other governmental developments, litigation tactics and developments, investigation developments and actual settlement terms, the amount and timing of reinsurance receivable and credit developments among reinsurers.

Our forward-looking statements could also be affected by, among other things, competition, pricing and policy term trends, market acceptance, changes in demand, actual market developments, rating agency action, possible terrorism or the outbreak and effects of war, and such other factors identified in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Chubb Limited

Financial Supplement Table of Contents

		Page
I.	Financial Highlights
	- Consolidated Financial Highlights	1

II.	Consolidated Results
	- Consolidated Statement of Operations	2
	- P&C Results - Consecutive Quarters	3
	- Global P&C Results - Consecutive Quarters	4
	- Summary Consolidated Balance Sheets	5
	- Line of Business	6
	- Consolidated Results by Segment	7 - 8

III.	Segment Results
	- North America Commercial P&C Insurance	9
	- North America Personal P&C Insurance	10
	- North America Agricultural Insurance	11
	- Overseas General Insurance	12
	- Global Reinsurance	13
	- Life Insurance	14
	- Corporate	15

IV.	Balance Sheet Details
	- Loss Reserve Rollforward	16
	- Reinsurance Recoverable Analysis	17
	- Investment Portfolio	18 -21
	- Net Realized and Unrealized Gains (Losses)	22
	- Debt and Capital	23
	- Computation of Basic and Diluted Earnings Per Share	24
	- Book Value and Book Value per Common Share	25

V.	Other Disclosures
	- Non-GAAP Financial Measures	26 -30
	- Glossary	31

Chubb Limited

Consolidated Financial Highlights

(in millions of U.S. dollars, except share, per share data, and ratios)

(Unaudited)

Note: All dollar amounts in the Financial Supplement are rounded. However, percent changes and ratios are calculated using whole dollars. Accordingly, calculations using rounded dollars may differ.

	Three months ended March 31			Constant $	Constant $
	2022	2021	% Change	2021	% Change

Gross premiums written	$11,504	$10,545	9.1%	$10,372	10.9%

Net premiums written	$9,199	$8,662	6.2%	$8,511	8.1%

P&C net premiums written	$8,613	$8,042	7.1%	$7,904	9.0%

Global P&C net premiums written	$8,551	$7,859	8.8%	$7,721	10.7%

Net premiums earned	$8,746	$8,221	6.4%	$8,095	8.0%

Net investment income	$822	$863	-4.8%	$858	-4.3%

Adjusted net investment income	$901	$930	-3.1%	$925	-2.6%

P&C underwriting income	$1,283	$622	106.2%	$604	112.6%

P&C CAY underwriting income ex Cats	$1,376	$1,130	21.7%	$1,112	23.8%

Core operating income	$1,640	$1,142	43.6%	$1,125	45.7%

Net income	$1,974	$2,300	-14.2%

Operating cash flow	$2,440	$2,105

P&C combined ratio

Loss and loss expense ratio	56.5%	63.7%

Policy acquisition cost and administrative expense ratio	27.8%	28.1%

Combined ratio	84.3%	91.8%

P&C Current Accident Year (CAY) combined ratio ex Catastrophe losses (Cats)

CAY loss and loss expense ratio ex Cats	56.3%	57.2%

CAY policy acquisition cost and administrative expense ratio ex Cats	27.2%	28.0%

CAY combined ratio ex Cats	83.5%	85.2%

Global P&C CAY combined ratio ex Cats

CAY loss and loss expense ratio ex Cats	56.1%	57.0%

CAY policy acquisition cost and administrative expense ratio ex Cats	27.5%	28.2%

CAY combined ratio ex Cats	83.6%	85.2%

ROE	13.6%	15.5%
Core operating return on tangible equity (ROTE)	17.1%	12.8%
Core operating return on equity (ROE)	11.3%	8.2%

Effective tax rate	15.2%	12.8%

Core operating effective tax rate	16.9%	15.5%

Diluted earnings per share

Net income	$4.59	$5.07	-9.5%

Core operating income	$3.82	$2.52	51.6%

Weighted average basic common shares outstanding	425.8	450.5
Weighted average diluted common shares outstanding	429.8	453.3

	March 31 2022	December 31 2021	% Change 1Q-22 vs. 4Q-21
Book value per common share	$133.82	$139.99	-4.4%

Tangible book value per common share	$87.93	$94.38	-6.8%

Financial Highlights	Page 1

Chubb Limited

Statement of Operations - Consecutive Quarters

(in millions of U.S. dollars)

(Unaudited)

Consolidated Statements of Operations	1Q-22	4Q-21	3Q-21	2Q-21	1Q-21	Full Year 2021

Gross premiums written	$11,504	$11,320	$13,055	$11,860	$10,545	$46,780

Net premiums written	9,199	9,150	10,510	9,546	8,662	37,868

Net premiums earned	8,746	9,321	10,000	8,813	8,221	36,355

Adjusted losses and loss expenses (1)	4,786	5,292	6,639	5,003	5,054	21,988

Realized (gains) losses on crop derivatives	(1)	-	10	(3)	1	8

Losses and loss expenses	4,787	5,292	6,629	5,006	5,053	21,980

Adjusted policy benefits (2)	176	199	175	170	163	707

Gains (losses) from fair value changes in separate account liabilities	31	3	24	(15)	(4)	8

Policy benefits	145	196	151	185	167	699

Policy acquisition costs	1,737	1,777	1,778	1,698	1,665	6,918

Administrative expenses	778	811	806	775	744	3,136

Adjusted net investment income (3)	901	904	940	945	930	3,719

Other (income) expense from private equity partnerships	(63)	(44)	(55)	(39)	(41)	(179)

Amortization expense of fair value adjustment on acquired invested assets	(16)	(17)	(19)	(22)	(26)	(84)

Net investment income	822	843	866	884	863	3,456

Adjusted realized gains (losses) (4)	100	319	(11)	(36)	888	1,160

Realized gains (losses) on crop derivatives	1	-	(10)	3	(1)	(8)

Net realized gains (losses)	101	319	(21)	(33)	887	1,152

Adjusted interest expense (5)	137	131	127	127	127	512

Amortization benefit of fair value adjustment on acquired long term debt	(5)	(5)	(5)	(5)	(5)	(20)

Interest expense	132	126	122	122	122	492

Gains (losses) from fair value changes in separate account assets	(31)	(3)	(24)	15	4	(8)

Net realized gains (losses) related to unconsolidated entities	267	280	725	710	419	2,134

Other income (expense) from private equity partnerships	63	44	55	39	41	179
Other income (expense) - operating	11	14	7	13	26	60

Other income (expense)	310	335	763	777	490	2,365

Amortization expense of purchased intangibles	71	71	71	73	72	287

Income tax expense	355	404	218	317	338	1,277

Net income	$1,974	$2,141	$1,833	$2,265	$2,300	$8,539

(1) Adjusted losses and loss expenses used throughout this report includes realized gains and losses on crop derivatives.

(2) Adjusted policy benefits used throughout this report excludes gains and losses from fair value changes in separate account liabilities.

(3) Adjusted net investment income used throughout this report excludes Amortization expense of fair value adjustment on acquired invested assets and includes income from private equity partnerships where we hold more than three percent ownership.

(4) Adjusted realized gains (losses) used throughout this report excludes realized gains and losses on crop derivatives.

(5) Adjusted interest expense used throughout this report excludes Amortization benefit of fair value adjustment on acquired long term debt.

Statement of Operations	Page 2

Chubb Limited

P&C Underwriting Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

Chubb Limited P&C Underwriting Results	1Q-22	4Q-21	3Q-21	2Q-21	1Q-21	Full Year 2021

P&C underwriting income (Including Corporate and excluding Life Insurance)
Gross premiums written	$10,885	$10,646	$12,409	$11,208	$9,890	$44,153
Net premiums written	8,613	8,517	9,901	8,931	8,042	35,391
Net premiums earned	8,195	8,708	9,411	8,208	7,626	33,953
Adjusted losses and loss expenses	4,632	5,114	6,460	4,818	4,856	21,248
Policy acquisition costs	1,586	1,603	1,610	1,507	1,486	6,206
Administrative expenses	694	725	724	692	662	2,803

P&C underwriting income	$1,283	$1,266	$617	$1,191	$622	$3,696

P&C CAY underwriting income ex Cats	$1,376	$1,396	$1,442	$1,203	$1,130	$5,171

% Change versus prior year period
Net premiums written	7.1%	9.6%	16.9%	15.5%	9.7%	13.0%
Net premiums written - Commercial	7.9%	12.9%	22.0%	19.9%	15.6%	17.7%
Net premiums written - Consumer	5.2%	2.2%	4.0%	5.6%	-2.5%	2.3%

Net premiums earned	7.5%	11.8%	15.2%	9.1%	6.5%	10.8%

Net premiums written constant $	9.0%	9.3%	15.4%	12.7%	8.1%	11.5%
Net premiums written - Commercial	9.4%	12.5%	20.7%	17.6%	13.9%	16.4%
Net premiums written - Consumer	7.9%	2.0%	1.8%	2.1%	-3.9%	0.5%
Net premiums earned constant $	9.1%	11.6%	13.7%	6.3%	5.1%	9.4%

P&C combined ratio
Loss and loss expense ratio	56.5%	58.7%	68.6%	58.7%	63.7%	62.6%
Policy acquisition cost ratio	19.3%	18.4%	17.1%	18.4%	19.5%	18.3%
Administrative expense ratio	8.5%	8.4%	7.7%	8.4%	8.6%	8.2%

Combined ratio	84.3%	85.5%	93.4%	85.5%	91.8%	89.1%

CAY P&C combined ratio ex Cats
CAY loss and loss expense ratio ex Cats	56.3%	57.0%	60.1%	58.6%	57.2%	58.3%
CAY policy acquisition cost and administrative expense ratio ex Cats	27.2%	26.9%	24.7%	26.8%	28.0%	26.5%

CAY combined ratio ex Cats	83.5%	83.9%	84.8%	85.4%	85.2%	84.8%

Other ratios
Net premiums written/gross premiums written	79%	80%	80%	80%	81%	80%

Expense ratio	27.8%	26.8%	24.8%	26.8%	28.1%	26.5%
Expense ratio excluding A&H	26.2%	25.1%	23.1%	25.1%	26.4%	24.8%

Catastrophe reinstatement premiums (expensed) collected - pre-tax	$-	$8	$12	$8	$(18)	$10

Catastrophe losses - pre-tax	$333	$283	$1,158	$288	$682	$2,411

Favorable prior period development (PPD) - pre-tax	$(240)	$(145)	$(321)	$(268)	$(192)	$(926)

Impact of catastrophe losses on P&C combined ratio - Unfavorable	4.0%	3.2%	12.2%	3.4%	9.1%	7.1%

Impact of PPD on P&C combined ratio - Favorable	-3.2%	-1.6%	-3.6%	-3.3%	-2.5%	-2.8%

Impact of Cats and PPD on P&C combined ratio - Unfavorable	0.8%	1.6%	8.6%	0.1%	6.6%	4.3%

P&C Results	Page 3

Chubb Limited

Global P&C Underwriting Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

Global P&C includes the company’s North America Commercial P&C Insurance segment (refer to page 9), North America Personal P&C Insurance segment (refer to page 10), Overseas General Insurance segment (refer to page 12), Global Reinsurance segment (refer to page 13), and Corporate (refer to page 15). Global P&C excludes the North America Agricultural Insurance and Life Insurance segments.

Global P&C (Including Corporate and excluding Agriculture)	1Q-22	4Q-21	3Q-21	2Q-21	1Q-21	Full Year 2021

Global P&C underwriting income
Gross premiums written	$10,569	$10,275	$10,396	$10,502	$9,624	$40,797
Net premiums written	8,551	8,239	8,486	8,419	7,859	33,003
Net premiums earned	8,224	8,228	8,073	7,798	7,516	31,615
Adjusted losses and loss expenses	4,724	4,706	5,322	4,487	4,771	19,286
Policy acquisition costs	1,574	1,579	1,549	1,480	1,474	6,082
Administrative expenses	695	738	720	689	659	2,806

Global P&C underwriting income	$1,231	$1,205	$482	$1,142	$612	$3,441

Global P&C CAY underwriting income ex Cats	$1,350	$1,310	$1,292	$1,150	$1,114	$4,866

% Change versus prior year period
Net premiums written	8.8%	9.5%	13.4%	15.7%	9.5%	12.0%
Net premiums written - Commercial	10.3%	12.8%	17.8%	20.7%	15.5%	16.7%
Net premiums written - Consumer	5.2%	2.2%	4.0%	5.6%	-2.5%	2.3%
Net premiums earned	9.4%	11.1%	12.2%	9.1%	6.3%	9.7%

Net premiums written constant $	10.7%	9.2%	11.7%	12.9%	7.9%	10.4%
Net premiums written - Commercial	11.9%	12.4%	16.4%	18.2%	13.8%	15.2%
Net premiums written - Consumer	7.9%	2.0%	1.8%	2.1%	-3.9%	0.5%
Net premiums earned constant $	11.1%	10.9%	10.5%	6.2%	5.0%	8.2%

Combined ratio
Loss and loss expense ratio	57.4%	57.2%	65.9%	57.5%	63.5%	61.0%
Policy acquisition cost ratio	19.1%	19.2%	19.2%	19.0%	19.6%	19.2%
Administrative expense ratio	8.5%	9.0%	8.9%	8.9%	8.8%	8.9%

Combined ratio	85.0%	85.4%	94.0%	85.4%	91.9%	89.1%

CAY combined ratio ex Cats

CAY loss and loss expense ratio ex Cats	56.1%	55.8%	56.2%	57.5%	57.0%	56.6%
CAY policy acquisition cost and administrative expense ratio ex Cats	27.5%	28.3%	27.9%	27.8%	28.2%	28.0%

CAY combined ratio ex Cats	83.6%	84.1%	84.1%	85.3%	85.2%	84.6%

Other ratios
Net premiums written/gross premiums written	81%	80%	82%	80%	82%	81%

Expense ratio	27.6%	28.2%	28.1%	27.9%	28.4%	28.1%
Expense ratio excluding A&H	26.0%	26.5%	26.4%	26.1%	26.6%	26.4%

Catastrophe reinstatement premiums (expensed) collected - pre-tax	$-	$10	$12	$8	$(18)	$12

Catastrophe losses - pre-tax	$333	$265	$1,150	$284	$674	$2,373

Favorable prior period development (PPD) - pre-tax	$(214)	$(150)	$(328)	$(268)	$(190)	$(936)

Global P&C	Page 4

Chubb Limited

Summary Consolidated Balance Sheets

(in millions of U.S. dollars, except per share data)

(Unaudited)

	March 31 2022	December 31 2021
Assets
Fixed maturities available for sale, at fair value	$89,479	$93,108
Fixed maturities held to maturity, at amortized cost	9,818	10,118
Equity securities, at fair value	3,596	4,782
Short-term investments, at fair value	3,407	3,146
Other investments	11,947	11,169

	118,247	122,323

Cash	1,734	1,659
Securities lending collateral	1,800	1,831
Insurance and reinsurance balances receivable	11,452	11,322
Reinsurance recoverable on losses and loss expenses	17,761	17,366
Deferred policy acquisition costs	5,587	5,513
Value of business acquired	231	236
Prepaid reinsurance premiums	3,068	3,028
Goodwill and other intangible assets	20,643	20,668
Deferred tax assets	333	-
Investments in partially-owned insurance companies	3,161	3,130
Other assets	13,973	12,978

Total assets	$197,990	$200,054

Liabilities
Unpaid losses and loss expenses	$73,844	$72,943
Unearned premiums	19,586	19,101
Future policy benefits	5,974	5,947
Insurance and reinsurance balances payable	7,401	7,243
Securities lending payable	1,800	1,831
Accounts payable, accrued expenses, and other liabilities	16,320	16,410
Deferred tax liabilities	-	389
Short-term and long-term debt	16,059	16,168
Trust preferred securities	308	308

Total liabilities	141,292	140,340

Shareholders’ equity
Total shareholders’ equity, excl. AOCI	60,102	59,364
Accumulated other comprehensive income (loss) (AOCI)	(3,404)	350

Total shareholders’ equity	56,698	59,714

Total liabilities and shareholders’ equity	$197,990	$200,054

Book value per common share	$133.82	$139.99
% change over prior quarter	-4.4%	1.7%
Tangible book value per common share	$87.93	$94.38
% change over prior quarter	-6.8%	2.7%

Consol Bal Sheet	Page 5

Chubb Limited

Consolidated Net Premiums Written by Line of Business

(in millions of U.S. dollars)

(Unaudited)

	1Q-22	1Q-21	% Change	Constant $ % Change
Net premiums written

Commercial multiple peril (1)	$290	$263	10.0%	10.0%
Commercial casualty	1,837	1,649	11.4%	12.8%
Workers’ compensation	603	563	7.2%	7.2%
Financial lines	1,182	1,090	8.5%	10.1%
Surety	153	158	-3.1%	-1.7%

Property and other short-tail lines	1,777	1,594	11.5%	14.3%

Total Commercial P&C lines	5,842	5,317	9.9%	11.5%

Agriculture	62	183	-65.9%	-65.9%

Personal automobile	412	387	6.5%	9.0%
Personal homeowners	830	775	7.1%	7.7%
Personal other	495	468	5.7%	8.4%

Total Personal lines	1,737	1,630	6.5%	8.2%

Total Property and Casualty lines	7,641	7,130	7.2%	8.8%

Global A&H lines (2)	975	982	-0.6%	2.8%
Reinsurance lines	253	207	22.0%	22.4%
Life	330	343	-4.0%	-0.2%

Total consolidated	$9,199	$8,662	6.2%	8.1%

(1) Commercial multiple peril represents retail package business (property and general liability).

(2) For purposes of this schedule only, A&H results from our Combined North America and International businesses, normally included in the Life Insurance and Overseas General Insurance segments, respectively, as well as the A&H results of our North America Commercial P&C segment, are included in Global A&H lines above.

Line of Business	Page 6

Chubb Limited

Consolidated Results - Three months ended March 31, 2022

(in millions of U.S. dollars, except ratios)

(Unaudited)

	North America Commercial P&C	North America Personal P&C	North America Agricultural	Overseas General	Global		Total	Life	Total
Q1 2022	Insurance	Insurance	Insurance	Insurance	Reinsurance	Corporate	P&C	Insurance	Consolidated

Net premiums written	$4,039	$1,180	$62	$3,079	$253	$-	$8,613	$586	$9,199
Net premiums earned	4,114	1,247	(29)	2,628	235	-	8,195	551	8,746

Adjusted losses and loss expenses	2,497	713	(92)	1,389	115	10	4,632	154	4,786
Adjusted policy benefits	-	-	-	-	-	-	-	176	176
Policy acquisition costs	573	260	12	679	62	-	1,586	151	1,737
Administrative expenses	265	69	(1)	269	9	83	694	84	778

Underwriting income (loss)	779	205	52	291	49	(93)	1,283	(14)	1,269

Adjusted net investment income	489	59	7	147	85	11	798	103	901

Other income (expense) - operating	(6)	(1)	-	(2)	-	(8)	(17)	28	11

Amortization expense of purchased intangibles	-	(2)	(7)	(14)	-	(46)	(69)	(2)	(71)

Segment income (loss)	$1,262	$261	$52	$422	$134	$(136)	$1,995	$115	$2,110

Adjusted interest expense						(137)			(137)

Income tax expense						(333)			(333)

Core operating income (loss)						(606)			1,640
Amortization of fair value adjustment of acquired invested assets and long-term debt, net of $2 million tax benefit						(9)			(9)
Adjusted net realized gains (losses), net of $24 million tax (1)						343			343

Net income (loss)						$(272)			$1,974

Combined ratio	81.1%	83.5%	NM	88.9%	79.0%		84.3%
CAY combined ratio ex Cats	81.7%	79.6%	79.5%	85.5%	79.9%		83.5%

(1) Includes Net realized gains (losses) related to unconsolidated entities.

Consol Results - QTD 2022	Page 7

Chubb Limited

Consolidated Results - Three months ended March 31, 2021

(in millions of U.S. dollars, except ratios)

(Unaudited)

	North America Commercial P&C	North America Personal P&C	North America Agricultural	Overseas General	Global		Total	Life	Total
Q1 2021	Insurance	Insurance	Insurance	Insurance	Reinsurance	Corporate	P&C	Insurance	Consolidated

Net premiums written	$3,664	$1,098	$183	$2,890	$207	$-	$8,042	$620	$8,662
Net premiums earned	3,674	1,184	110	2,478	180	-	7,626	595	8,221
Adjusted losses and loss expenses	2,560	819	85	1,263	120	9	4,856	198	5,054
Adjusted policy benefits	-	-	-	-	-	-	-	163	163
Policy acquisition costs	514	247	12	668	45	-	1,486	179	1,665
Administrative expenses	254	60	3	266	8	71	662	82	744

Underwriting income (loss)	346	58	10	281	7	(80)	622	(27)	595

Adjusted net investment income	540	65	7	141	70	9	832	98	930

Other income (expense) - operating	(2)	(1)	-	(1)	-	(4)	(8)	34	26

Amortization expense of purchased intangibles	-	(3)	(7)	(12)	-	(49)	(71)	(1)	(72)

Segment income (loss)	$884	$119	$10	$409	$77	$(124)	$1,375	$104	$1,479

Adjusted interest expense						(127)			(127)

Income tax expense						(210)			(210)

Core operating income (loss)						(461)			1,142
Amortization of fair value adjustment of acquired invested assets and long-term debt, net of $5 million tax benefit						(16)			(16)
Adjusted net realized gains (losses), net of $133 million tax (1)						1,174			1,174

Net income						$697			$2,300

Combined ratio	90.6%	95.1%	90.9%	88.7%	96.4%		91.8%
CAY combined ratio ex Cats	84.2%	78.6%	84.7%	87.6%	78.0%		85.2%

(1) Includes Net realized gains (losses) related to unconsolidated entities.

Consol Results - QTD 2021	Page 8

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

North America Commercial P&C Insurance	1Q-22	4Q-21	3Q-21	2Q-21	1Q-21	Full Year 2021

Gross premiums written	$5,132	$5,347	$5,471	$5,456	$4,545	$20,819

Net premiums written	4,039	4,097	4,369	4,285	3,664	16,415
Net premiums earned	4,114	4,030	3,954	3,803	3,674	15,461
Losses and loss expenses	2,497	2,275	2,754	2,426	2,560	10,015
Policy acquisition costs	573	542	537	489	514	2,082
Administrative expenses	265	280	273	245	254	1,052

Underwriting income	779	933	390	643	346	2,312
Adjusted net investment income	489	496	507	535	540	2,078
Other income (expense) - operating	(6)	(7)	(8)	(14)	(2)	(31)

Segment income	$1,262	$1,422	$889	$1,164	$884	$4,359

CAY underwriting income ex Cats	$752	$724	$705	$652	$581	$2,662

Combined ratio
Loss and loss expense ratio	60.7%	56.4%	69.7%	63.8%	69.7%	64.8%
Policy acquisition cost ratio	13.9%	13.4%	13.5%	12.9%	14.0%	13.4%
Administrative expense ratio	6.5%	7.0%	6.9%	6.4%	6.9%	6.8%

Combined ratio	81.1%	76.8%	90.1%	83.1%	90.6%	85.0%

CAY combined ratio ex Cats
CAY loss and loss expense ratio ex Cats	61.5%	61.6%	62.3%	63.7%	63.4%	62.7%
CAY policy acquisition cost and administrative expense ratio ex Cats	20.2%	20.4%	20.1%	19.2%	20.8%	20.2%

CAY combined ratio ex Cats	81.7%	82.0%	82.4%	82.9%	84.2%	82.9%

Catastrophe losses - pre-tax	$81	$113	$472	$165	$362	$1,112
Favorable prior period development (PPD) - pre-tax	$(108)	$(322)	$(157)	$(156)	$(127)	$(762)

% Change versus prior year period

Net premiums written	10.2%	10.0%	15.6%	15.2%	12.7%	13.4%
Net premiums written - Commercial	10.5%	11.0%	16.6%	16.3%	14.7%	14.6%
Net premiums written - Consumer	4.4%	-12.8%	-3.9%	-8.9%	-18.5%	-11.3%
Net premiums earned	12.0%	14.0%	14.4%	5.8%	8.8%	10.7%

Other ratios
Net premiums written/gross premiums written	79%	77%	80%	79%	81%	79%

Production - Net premiums written

Commercial P&C excluding A&H (1)
Major Accounts & Specialty	$2,195	$2,331	$2,485	$2,487	$2,004	$9,307
Commercial	1,677	1,625	1,722	1,646	1,500	6,493
A&H (Consumer)	167	141	162	152	160	615

Total	$4,039	$4,097	$4,369	$4,285	$3,664	$16,415

(1) Major Accounts & Specialty: large corporate accounts and wholesale business. Commercial: principally middle market and small commercial accounts.

NA Commercial	Page 9

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

North America Personal P&C Insurance	1Q-22	4Q-21	3Q-21	2Q-21	1Q-21	Full Year 2021

Gross premiums written	$1,350	$1,421	$1,480	$1,544	$1,275	$5,720

Net premiums written	1,180	1,241	1,300	1,363	1,098	5,002

Net premiums earned	1,247	1,263	1,244	1,224	1,184	4,915

Losses and loss expenses	713	583	846	676	819	2,924

Policy acquisition costs	260	255	254	245	247	1,001

Administrative expenses	69	76	73	67	60	276

Underwriting income	205	349	71	236	58	714

Net investment income	59	60	60	64	65	249

Other income (expense) - operating	(1)	(1)	(1)	5	(1)	2

Amortization expense of purchased intangibles	(2)	(2)	(2)	(3)	(3)	(10)

Segment income	$261	$406	$128	$302	$119	$955

CAY underwriting income ex Cats	$254	$291	$286	$253	$258	$1,088

Combined ratio
Loss and loss expense ratio	57.2%	46.1%	68.0%	55.2%	69.2%	59.5%
Policy acquisition cost ratio	20.8%	20.2%	20.4%	20.0%	20.9%	20.4%
Administrative expense ratio	5.5%	6.0%	5.9%	5.5%	5.0%	5.6%

Combined ratio	83.5%	72.3%	94.3%	80.7%	95.1%	85.5%

CAY combined ratio ex Cats

CAY loss and loss expense ratio ex Cats	53.3%	50.8%	50.7%	53.6%	53.2%	52.0%
CAY policy acquisition cost and administrative expense ratio ex Cats	26.3%	26.2%	26.3%	25.6%	25.4%	25.9%

CAY combined ratio ex Cats	79.6%	77.0%	77.0%	79.2%	78.6%	77.9%

Catastrophe reinstatement premiums (expensed) collected - pre-tax	$-	$-	$-	$7	$(23)	$(16)

Unfavorable (favorable) Catastrophe losses - pre-tax	$100	$(19)	$397	$68	$217	$663

Favorable prior period development (PPD) - pre-tax	$(51)	$(39)	$(182)	$(44)	$(40)	$(305)

% Change versus prior year period

Net premiums written (1)	7.4%	3.3%	1.2%	2.6%	-0.8%	1.7%
Net premiums earned	5.3%	1.6%	1.0%	2.7%	-1.3%	1.0%

Other ratios

Net premiums written/gross premiums written	87%	87%	88%	88%	86%	87%

(1) Q1 2022 net premiums written increased 5.6% primarily excluding reinstatement premiums and exposure-related cancellations in California.

NA Personal	Page 10

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

North America Agricultural Insurance	1Q-22	4Q-21	3Q-21	2Q-21	1Q-21	Full Year 2021

Gross premiums written	$316	$371	$2,013	$706	$266	$3,356

Net premiums written (1)	62	278	1,415	512	183	2,388

Net premiums earned (1)	(29)	480	1,338	410	110	2,338

Adjusted losses and loss expenses (1)	(92)	408	1,138	331	85	1,962
Policy acquisition costs	12	24	61	27	12	124
Administrative expenses	(1)	(13)	4	3	3	(3)

Underwriting income	52	61	135	49	10	255
Net investment income	7	7	6	8	7	28
Other income (expense) - operating	-	(1)	-	-	-	(1)
Amortization expense of purchased intangibles	(7)	(6)	(7)	(6)	(7)	(26)

Segment income	$52	$61	$134	$51	$10	$256

CAY underwriting income ex Cats	$26	$86	$150	$53	$16	$305

Combined ratio

Loss and loss expense ratio	NM	85.1%	85.0%	80.7%	77.5%	83.9%
Policy acquisition cost ratio	NM	4.9%	4.6%	6.7%	10.7%	5.3%
Administrative expense ratio	NM	-2.7%	0.3%	0.7%	2.7%	-0.1%

Combined ratio	NM	87.3%	89.9%	88.1%	90.9%	89.1%

CAY combined ratio ex Cats
CAY loss and loss expense ratio ex Cats	70.6%	78.2%	84.0%	79.7%	71.2%	81.5%
CAY policy acquisition cost and administrative expense ratio ex Cats	8.9%	3.0%	4.9%	7.4%	13.5%	5.3%

CAY combined ratio ex Cats	79.5%	81.2%	88.9%	87.1%	84.7%	86.8%

Catastrophe reinstatement premiums expensed - pre-tax	$-	$(2)	$-	$-	$-	$(2)

Catastrophe losses - pre-tax	$-	$18	$8	$4	$8	$38

Unfavorable (favorable) prior period development (PPD) - pre-tax	$(26)	$5	$7	$-	$(2)	$10

% Change versus prior year period
Net premiums written	-65.9%	14.6%	43.6%	11.0%	16.5%	29.3%
Net premiums earned	NM	25.8%	37.9%	8.9%	16.7%	28.3%

Other ratios

Net premiums written/gross premiums written	20%	75%	70%	72%	69%	71%

(1) Q1 2022 includes $161 million reduction to net premiums written, net premiums earned and losses and loss expenses as a result of additional cessions to the government reflecting the profitable 2021 crop year due to lower than expected losses. There was no net impact to underwriting income.

NA Agriculture	Page 11

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

Overseas General Insurance	1Q-22	4Q-21	3Q-21	2Q-21	1Q-21	Full Year 2021

Gross premiums written	$3,798	$3,320	$3,202	$3,166	$3,574	$13,262
Net premiums written	3,079	2,730	2,596	2,497	2,890	10,713
Net premiums earned	2,628	2,720	2,664	2,579	2,478	10,441
Losses and loss expenses	1,389	1,207	1,487	1,186	1,263	5,143
Policy acquisition costs	679	729	703	699	668	2,799
Administrative expenses	269	267	266	279	266	1,078

Underwriting income	291	517	208	415	281	1,421
Adjusted net investment income	147	150	157	149	141	597
Other income (expense) - operating	(2)	3	-	(2)	(1)	-
Amortization expense of purchased intangibles	(14)	(12)	(11)	(13)	(12)	(48)

Segment income	$422	$658	$354	$549	$409	$1,970

CAY underwriting income ex Cats	$382	$365	$368	$299	$306	$1,338

Combined ratio
Loss and loss expense ratio	52.9%	44.4%	55.8%	46.0%	51.0%	49.3%
Policy acquisition cost ratio	25.8%	26.8%	26.4%	27.1%	27.0%	26.8%
Administrative expense ratio	10.2%	9.8%	10.0%	10.8%	10.7%	10.3%

Combined ratio	88.9%	81.0%	92.2%	83.9%	88.7%	86.4%

CAY combined ratio ex Cats

CAY loss and loss expense ratio ex Cats	49.4%	50.0%	49.8%	50.6%	49.9%	50.1%
CAY policy acquisition cost and administrative expense ratio ex Cats	36.1%	36.6%	36.4%	37.8%	37.7%	37.1%

CAY combined ratio ex Cats	85.5%	86.6%	86.2%	88.4%	87.6%	87.2%

Catastrophe losses - pre-tax	$151	$80	$188	$40	$50	$358

Favorable prior period development (PPD) - pre-tax	$(60)	$(232)	$(28)	$(156)	$(25)	$(441)

% Change versus prior year period

Net premiums written	6.5%	10.2%	15.9%	23.6%	11.2%	14.8%
Net premiums written - Commercial	8.6%	15.0%	20.6%	32.4%	20.3%	21.4%
Net premiums written - Consumer	3.0%	3.2%	9.2%	12.8%	-1.3%	5.6%
Net premiums earned	6.0%	11.2%	13.9%	17.6%	7.4%	12.5%

Net premiums written constant $	11.9%	9.9%	11.2%	15.0%	7.1%	10.6%
Net premiums written - Commercial	13.6%	14.3%	16.0%	23.4%	15.2%	16.9%
Net premiums written - Consumer	9.0%	3.3%	4.5%	4.6%	-4.2%	1.8%
Net premiums earned constant $	11.0%	11.0%	9.7%	9.1%	3.7%	8.4%

Other ratios: Net premiums written/gross premiums written	81%	82%	81%	79%	81%	81%

Production by Region - Net premiums written	1Q-22	1Q-21	% Change	Constant $ % Change
Europe, Middle East and Africa	$1,654	$1,551	6.6%	11.6%
Latin America	605	537	12.8%	18.1%
Asia Pacific ex Japan	668	637	4.9%	10.4%
Japan	115	124	-7.4%	1.6%
Other (1)	37	41	-10.7%	-7.8%

Total	$3,079	$2,890	6.5%	11.9%

(1) Includes the company’s international supplemental A&H business of Combined Insurance and other international operations.

Overseas General Insurance	Page 12

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

Global Reinsurance	1Q-22	4Q-21	3Q-21	2Q-21	1Q-21	Full Year 2021

Gross premiums written	$289	$187	$243	$336	$230	$996
Net premiums written	253	171	221	274	207	873
Net premiums earned	235	215	211	192	180	798
Losses and loss expenses	115	210	192	110	120	632
Policy acquisition costs	62	53	55	47	45	200
Administrative expenses	9	8	9	10	8	35

Underwriting income (loss)	49	(56)	(45)	25	7	(69)
Adjusted net investment income	85	81	99	81	70	331
Other income (expense) - operating	-	-	-	-	-	-

Segment income	$134	$25	$54	$106	$77	$262

CAY underwriting income ex Cats	$47	$39	$32	$35	$40	$146

Combined ratio
Loss and loss expense ratio	48.8%	97.6%	91.2%	56.8%	66.9%	79.2%
Policy acquisition cost ratio	26.5%	24.6%	26.0%	24.7%	24.9%	25.1%
Administrative expense ratio	3.7%	4.0%	4.2%	5.1%	4.6%	4.4%

Combined ratio	79.0%	126.2%	121.4%	86.6%	96.4%	108.7%

CAY combined ratio ex Cats
CAY loss and loss expense ratio ex Cats	49.9%	51.3%	52.0%	50.9%	48.3%	50.7%
CAY policy acquisition cost and administrative expense ratio ex Cats	30.0%	30.3%	31.5%	30.3%	29.7%	30.5%

CAY combined ratio ex Cats	79.9%	81.6%	83.5%	81.2%	78.0%	81.2%

Catastrophe reinstatement premiums collected - pre-tax	$-	$10	$12	$1	$5	$28
Catastrophe losses - pre-tax	$1	$91	$93	$11	$45	$240
Unfavorable (favorable) prior period development (PPD) - pre-tax	$(3)	$14	$(4)	$-	$(7)	$3

% Change versus prior year period
Net premiums written as reported	22.0%	36.9%	22.3%	32.4%	-5.1%	19.5%
Net premiums earned as reported	30.8%	20.6%	23.8%	17.8%	-3.3%	14.3%

Net premiums written constant $	22.4%	35.9%	20.6%	30.7%	-6.2%	18.0%
Net premiums earned constant $	32.1%	19.9%	21.8%	15.1%	-4.3%	12.8%

Other ratios
Net premiums written/gross premiums written	87%	91%	91%	81%	90%	88%

Global Reinsurance	Page 13

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars)

(Unaudited)

Life Insurance	1Q-22	4Q-21	3Q-21	2Q-21	1Q-21	Full Year 2021

Gross premiums written	$619	$674	$646	$652	$655	$2,627
Net premiums written	586	633	609	615	620	2,477
Net premiums earned	551	613	589	605	595	2,402
Losses and loss expenses	154	178	179	185	198	740
Adjusted policy benefits	176	199	175	170	163	707
Policy acquisition costs	151	174	168	191	179	712
Administrative expenses	84	86	82	83	82	333
Net investment income	103	106	102	101	98	407

Life Insurance underwriting income (1)	89	82	87	77	71	317
Other income (expense) - operating	28	27	19	26	34	106
Amortization expense of purchased intangibles	(2)	(1)	(2)	(1)	(1)	(5)

Segment income	$115	$108	$104	$102	$104	$418

% Change versus prior year period
Net premiums written	-5.5%	-1.3%	0.0%	-0.7%	-3.8%	-1.5%
Net premiums earned	-7.5%	-4.9%	-1.6%	-0.4%	-5.7%	-3.2%

Net premiums written constant $	-3.5%	-1.0%	-1.4%	-4.0%	-4.7%	-2.8%
Net premiums earned constant $	-5.4%	-4.7%	-3.0%	-3.7%	-6.7%	-4.6%

(1) We assess the performance of our Life Insurance business based on Life Insurance underwriting income which includes Net investment income and (Gains) losses from fair value changes in separate account assets.

International life insurance net premiums written and deposits breakdown (excludes Combined North America and Life reinsurance businesses):

	1Q-22	1Q-21	% Change	Constant $ % Change
International life insurance net premiums written	$309	$324	-4.5%	-0.4%
International life insurance deposits (2)	557	551	0.9%	0.3%

Total international life insurance net premiums written and deposits	$866	$875	-1.1%	0.0%

International life insurance segment income	$60	$52	14.9%	13.7%

(2) Includes deposits collected on universal life and investment contracts. Consistent with GAAP, premiums collected on universal life and investment contracts are considered deposits and excluded from revenues.

Life Insurance	Page 14

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars)

(Unaudited)

Corporate	1Q-22	4Q-21	3Q-21	2Q-21	1Q-21	Full Year 2021

Gross premiums written	$-	$-	$-	$-	$-	$-
Net premiums written	-	-	-	-	-	-
Net premiums earned	-	-	-	-	-	-

Losses and loss expenses	10	431	43	89	9	572
Policy acquisition costs	-	-	-	-	-	-
Administrative expenses	83	107	99	88	71	365

Underwriting loss	(93)	(538)	(142)	(177)	(80)	(937)
Adjusted net investment income	11	4	9	7	9	29

Other income (expense) - operating	(8)	(7)	(3)	(2)	(4)	(16)

Adjusted interest expense	(137)	(131)	(127)	(127)	(127)	(512)
Amortization expense of purchased intangibles	(46)	(50)	(49)	(50)	(49)	(198)
Income tax expense	(333)	(309)	(194)	(304)	(210)	(1,017)

Core operating loss	(606)	(1,031)	(506)	(653)	(461)	(2,651)
Amortization of fair value adjustment of acquired invested assets and long-term debt, net of tax	(9)	(12)	(11)	(14)	(16)	(53)

Adjusted net realized gains (losses), net of tax	343	504	687	658	1,174	3,023

Net income (loss)	$(272)	$(539)	$170	$(9)	$697	$319

Unfavorable prior period development (PPD) - pre-tax	$8	$429	$43	$88	$9	$569

Corporate	Page 15

Chubb Limited

Loss Reserve Rollforward

(in millions of U.S. dollars, except ratios)

(Unaudited)

	Unpaid Losses			Net Paid to
	Gross	Ceded	Net	Incurred Ratio

Balance at December 31, 2020	$67,811	$14,647	$53,164

Losses and loss expenses incurred	6,467	1,414	5,053

Losses and loss expenses paid	(5,100)	(1,207)	(3,893)	77%

Other (incl. foreign exch. revaluation)	77	6	71

Balance at March 31, 2021	$69,255	$14,860	$54,395

Losses and loss expenses incurred	5,898	892	5,006

Losses and loss expenses paid	(5,100)	(1,107)	(3,993)	80%

Other (incl. foreign exch. revaluation)	236	76	160

Balance at June 30, 2021	$70,289	$14,721	$55,568

Losses and loss expenses incurred	8,492	1,863	6,629

Losses and loss expenses paid	(5,750)	(943)	(4,807)	73%

Other (incl. foreign exch. revaluation)	(400)	(91)	(309)

Balance at September 30, 2021	$72,631	$15,550	$57,081

Losses and loss expenses incurred	7,176	1,884	5,292

Losses and loss expenses paid	(6,292)	(1,101)	(5,191)	98%

Other (incl. foreign exch. revaluation)	(572)	(149)	(423)

Balance at December 31, 2021	$72,943	$16,184	$56,759

Losses and loss expenses incurred	6,260	1,473	4,787

Losses and loss expenses paid	(5,308)	(947)	(4,361)	91%

Other (incl. foreign exch. revaluation)	(51)	(64)	13

Balance at March 31, 2022	$73,844	$16,646	$57,198

Add net recoverable on paid losses	-	1,115	(1,115)

Balance including net recoverable on paid losses	$73,844	$17,761	$56,083

Loss Reserve Rollforward	Page 16

Chubb Limited

Reinsurance Recoverable Analysis

(in millions of U.S. dollars)

(Unaudited)

Net Reinsurance Recoverable by Division

	March 31 2022	December 31 2021

Reinsurance recoverable on paid losses and loss expenses

Active operations	$978	$1,038

Brandywine and Other Run-off	190	202

Total	$1,168	$1,240

Reinsurance recoverable on unpaid losses and loss expenses

Active operations	$15,494	$14,965

Brandywine and Other Run-off	1,428	1,490

Total	$16,922	$16,455

Gross reinsurance recoverable

Active operations	$16,472	$16,003

Brandywine and Other Run-off	1,618	1,692

Total	$18,090	$17,695

Provision for uncollectible reinsurance (1)

Active operations	$(210)	$(190)

Brandywine and Other Run-off	(119)	(139)

Total	$(329)	$(329)

Net reinsurance recoverable

Active operations	$16,262	$15,813

Brandywine and Other Run-off	1,499	1,553

Total	$17,761	$17,366

(1) The provision for uncollectible reinsurance is based on a default analysis applied to gross reinsurance, net of usable collateral of approximately $3.8 billion.

Reinsurance Recoverable	Page 17

Chubb Limited

Investment Portfolio

(in millions of U.S. dollars)

(Unaudited)

	March 31		December 31
	2022		2021

Market Value

Fixed maturities available for sale	$89,479		$93,108

Fixed maturities held to maturity	9,888		10,647

Short-term investments	3,407		3,146

Total fixed maturities	$102,774		$106,901

Asset Allocation by Market Value

U.S. Treasury / Agency	$3,276	3%	$3,458	3%

Corporate and asset-backed securities	39,604	39%	41,264	39%

Mortgage-backed securities	21,489	21%	22,292	21%

Municipal	9,023	9%	9,650	9%

Non-U.S.	25,975	25%	27,091	25%

Short-term investments	3,407	3%	3,146	3%

Total fixed maturities	$102,774	100%	$106,901	100%

Credit Quality by Market Value

AAA	$15,029	15%	$15,364	14%

AA	33,592	33%	35,179	33%

A	18,821	18%	20,171	19%

BBB	16,820	16%	17,362	16%

BB	9,065	9%	9,084	8%

B	8,983	9%	9,202	9%

Other	464	0%	539	1%

Total fixed maturities	$102,774	100%	$106,901	100%

Cost/Amortized Cost, net

Fixed maturities available for sale	$91,499		$90,479

Fixed maturities held to maturity	9,818		10,118

Short-term investments	3,408		3,147

Subtotal fixed maturities (1)	104,725		103,744

Equity securities	3,596		4,782

Other investments	11,947		11,169

Total investment portfolio	$120,268		$119,695

Avg. duration of fixed maturities	4.2 years		4.1 years

Avg. market yield of fixed maturities	3.4%		2.3%

Avg. credit quality	A/A		A/A

Avg. yield on invested assets (2)	3.0%		3.1%

(1) Net of valuation allowance for expected credit losses.

(2) Calculated using adjusted net investment income.

Investments	Page 18

Chubb Limited

Investment Portfolio - 2

(in millions of U.S. dollars)

(Unaudited)

Mortgage-backed Fixed Income Portfolio

Mortgage-backed securities

	S&P Credit Rating
	AAA	AA	A	BBB	BB and below	Total

Market Value at March 31, 2022

Agency residential mortgage-backed securities (RMBS)	$85	$17,567	$-	$-	$-	$17,652

Non-agency RMBS	429	44	62	45	5	585

Commercial mortgage-backed securities	2,810	263	164	11	4	3,252

Total mortgage-backed securities at market value	$3,324	$17,874	$226	$56	$9	$21,489

U.S. Corporate and Asset-backed Fixed Income Portfolios

Market Value at March 31, 2022	S&P Credit Rating
	Investment Grade
	AAA	AA	A	BBB	Total

Asset-backed	$4,712	$826	$40	$38	$5,616

Banks	-	6	1,680	1,825	3,511

Basic Materials	-	-	103	217	320

Communications	-	188	397	1,539	2,124

Consumer, Cyclical	-	219	604	773	1,596

Consumer, Non-Cyclical	53	586	1,796	1,770	4,205

Diversified Financial Services	1	186	387	315	889

Energy	-	135	157	828	1,120

Industrial	-	11	906	833	1,750

Utilities	3	2	993	625	1,623

All Others	218	599	1,563	1,433	3,813

Total	$4,987	$2,758	$8,626	$10,196	$26,567

Market Value at March 31, 2022		S&P Credit Rating
		Below Investment Grade
		BB	B	CCC	Total

Asset-backed		$24	$7	$1	$32

Banks		-	-	-	-

Basic Materials		330	229	16	575

Communications		822	919	61	1,802

Consumer, Cyclical		1,061	1,205	42	2,308

Consumer, Non-Cyclical		1,134	1,675	70	2,879

Diversified Financial Services		203	213	5	421

Energy		688	343	2	1,033

Industrial		601	894	36	1,531

Utilities		216	104	-	320

All Others		953	1,126	57	2,136

Total		$6,032	$6,715	$290	$13,037

Investments 2	Page 19

Chubb Limited

Investment Portfolio - 3

(in millions of U.S. dollars)

(Unaudited)

Non-U.S. Fixed Income Portfolio

March 31, 2022

Non-U.S. Government Securities	Market Value by S&P Credit Rating
	AAA	AA	A	BBB	BB and below	Total

Canada	$957	$-	$-	$-	$-	$957

Republic of Korea	-	903	-	-	-	903

Province of Ontario	-	-	633	-	-	633

Federative Republic of Brazil	-	-	-	-	586	586

United Mexican States	-	-	-	571	-	571

Kingdom of Thailand	-	-	510	-	-	510

United Kingdom	-	487	-	-	-	487

Socialist Republic of Vietnam	-	-	-	-	470	470

Commonwealth of Australia	454	-	1	-	-	455

Province of Quebec	-	395	-	-	-	395

Other Non-U.S. Government Securities	413	1,928	1,152	667	919	5,079

Total	$1,824	$3,713	$2,296	$1,238	$1,975	$11,046

Non-U.S. Corporate Securities	Market Value by S&P Credit Rating
	AAA	AA	A	BBB	BB and below	Total

United Kingdom	$45	$34	$817	$952	$489	$2,337

Canada	81	115	650	609	405	1,860

United States (1)	-	-	244	265	745	1,254

France	6	41	635	458	80	1,220

Australia	68	169	366	347	11	961

Japan	-	-	671	92	-	763

Germany	61	36	173	251	57	578

Switzerland	49	5	269	210	19	552

Netherlands	47	5	243	118	114	527

China	-	6	266	95	27	394

Other Non-U.S. Corporate Securities	310	385	1,004	1,562	1,222	4,483

Total	$667	$796	$5,338	$4,959	$3,169	$14,929

(1) Countries represent the ultimate parent company’s country of risk. Non-U.S. corporate securities could be issued by foreign subsidiaries of U.S. corporations.

Investments 3	Page 20

Chubb Limited

Investment Portfolio - 4

(in millions of U.S. dollars)

(Unaudited)

Fixed Maturity Investment Portfolio

Top 10 Global Corporate Exposures

	March 31, 2022	Market Value	Rating

1	Bank of America Corp	$650	A-

2	JP Morgan Chase & Co	571	A-

3	Wells Fargo & Co	527	BBB+

4	AT&T Inc	488	BBB

5	Comcast Corp	453	A-

6	Verizon Communications Inc	451	BBB+

7	Morgan Stanley	436	BBB+

8	Citigroup Inc	384	BBB+

9	Goldman Sachs Group Inc	365	BBB+

10	Anheuser-Busch InBev SA/NV	315	BBB+

Investments 4	Page 21

Chubb Limited

Net Realized and Unrealized Gains (Losses)

(in millions of U.S. dollars)

(Unaudited)

	Three months ended March 31, 2022

	Realized Gains (Losses)			Unrealized Gains (Losses)			Realized and Unrealized Gains (Losses)

	Gains	Tax	Gains	Gains	Tax	Gains	Gains	Tax	Gains
	(Losses)	(Expense)	(Losses)	(Losses)	(Expense)	(Losses)	(Losses)	(Expense)	(Losses)
	Pre-Tax	Benefit	After-Tax	Pre-Tax	Benefit	After-Tax	Pre-Tax	Benefit	After-Tax

Fixed income investments (1)	$(89)	$22	$(67)	$(4,652)	$812	$(3,840)	$(4,741)	$834	$(3,907)
Public equity:
Realized gains (losses) on sales	255	(57)	198	-	-	-	255	(57)	198
Mark-to-market	(199)	36	(163)	-	-	-	(199)	36	(163)
Private equity: Mark-to-market	310	(6)	304	-	-	-	310	(6)	304

Total investment portfolio	277	(5)	272	(4,652)	812	(3,840)	(4,375)	807	(3,568)
Mark-to-market from variable annuity reinsurance derivative transactions, net of applicable hedges (2)	77	-	77	-	-	-	77	-	77
Foreign exchange	75	(20)	55	67	4	71	142	(16)	126
Partially-owned entities (3)	12	-	12	-	-	-	12	-	12
Other (4)	(74)	1	(73)	19	(4)	15	(55)	(3)	(58)

Net gains (losses)	$367	$(24)	$343	$(4,566)	$812	$(3,754)	$(4,199)	$788	$(3,411)

(1) The quarter includes pre-tax realized gains on fixed income derivatives of $47 million, a net increase of the valuation allowance of expected credit losses of $12 million, and impairments of $36 million for fixed maturities.

(2) The quarter includes $42 million of gains on applicable hedges. These gains are both pre-tax and after-tax.

(3) Partially-owned entities are investments where we hold more than an insignificant percentage of the investee’s shares. Refer to the Non-GAAP financial measures section for additional details.

(4) Other realized losses include impairment of assets related to the company’s Russian entities.

	Three months ended March 31, 2021
	Realized Gains (Losses)			Unrealized Gains (Losses)			Realized and Unrealized Gains (Losses)

	Gains	Tax	Gains	Gains	Tax	Gains	Gains	Tax	Gains
	(Losses)	(Expense)	(Losses)	(Losses)	(Expense)	(Losses)	(Losses)	(Expense)	(Losses)
	Pre-Tax	Benefit	After-Tax	Pre-Tax	Benefit	After-Tax	Pre-Tax	Benefit	After-Tax

Fixed income investments (5)	$133	$(24)	$109	$(2,317)	$405	$(1,912)	$(2,184)	$381	$(1,803)
Public equity:
Realized gains (losses) on sales	45	(7)	38	-	-	-	45	(7)	38
Mark-to-market	322	(68)	254	-	-	-	322	(68)	254
Private equity: Mark-to-market	438	(14)	424	-	-	-	438	(14)	424

Total investment portfolio	938	(113)	825	(2,317)	405	(1,912)	(1,379)	292	(1,087)
Mark-to-market from variable annuity reinsurance derivative transactions, net of applicable hedges (6)	275	-	275	-	-	-	275	-	275
Foreign exchange	76	(18)	58	22	2	24	98	(16)	82
Partially-owned entities (7)	19	(2)	17	-	-	-	19	(2)	17
Other	(1)	-	(1)	(28)	5	(23)	(29)	5	(24)

Net gains (losses)	$1,307	$(133)	$1,174	$(2,323)	$412	$(1,911)	$(1,016)	$279	$(737)

(5) The quarter includes pre-tax realized gains on fixed income derivatives of $109 million and a net reduction of the valuation allowance of expected credit losses of $6 million. There were no impairments during the quarter.

(6) The quarter includes $44 million of losses on applicable hedges. These losses are both pre-tax and after-tax.

(7) Partially-owned entities are investments where we hold more than an insignificant percentage of the investee’s shares. Refer to the Non-GAAP financial measures section for additional details.

Net Gains (Losses)	Page 22

Chubb Limited

Debt and Capital

(in millions of U.S. dollars, except ratios)

(Unaudited)

	March 31 2022	December 31 2021	December 31 2020
Financial Debt:

Total short-term debt (1)	$1,474	$999	$-

Total long-term debt (1)	14,585	15,169	14,948

Total financial debt	$16,059	$16,168	$14,948

Hybrid debt:

Total trust preferred securities	308	308	308

Total	$16,367	$16,476	$15,256

Capitalization:

Shareholders’ equity	$56,698	$59,714	$59,441

Hybrid debt	308	308	308

Financial debt	16,059	16,168	14,948

Total capitalization	$73,065	$76,190	$74,697

Leverage ratios (based on total capital):

Hybrid debt	0.4%	0.4%	0.4%

Financial debt	22.0%	21.2%	20.0%

Total hybrid & financial debt	22.4%	21.6%	20.4%

Note: As of March 31, 2022, there was $1.3 billion usage of credit facilities on total capacity of $3.7 billion.

(1) During Q1 2022, the $475 million 2.7% senior notes due to mature in March 2023 were reclassified to short-term debt.

Debt and Capital	Page 23

Chubb Limited

Computation of Basic and Diluted Earnings Per Share

(in millions of U.S. dollars, except share and per share data)

(Unaudited)

	Three months ended March 31
	2022	2021
Numerator
Core operating income to common shares	$1,640	$1,142

Amortization of fair value adjustment of acquired invested assets and long-term debt, pre-tax	(11)	(21)

Tax benefit on amortization adjustment	2	5

Adjusted net realized gains (losses), pre-tax	367	1,307

Tax expense on adjusted net realized gains (losses)	(24)	(133)

Net income	$1,974	$2,300

Rollforward of Common Shares Outstanding
Shares - beginning of period	426,572,612	450,732,625

Repurchase of shares	(4,869,900)	(3,110,000)

Shares issued, excluding option exercises	991,772	1,007,105

Issued for option exercises	980,843	1,047,229

Shares - end of period	423,675,327	449,676,959

Denominator
Weighted average shares outstanding (1)	425,805,105	450,539,568

Effect of other dilutive securities	3,985,729	2,795,971

Adj. wtd. avg. shares outstanding and assumed conversions	429,790,834	453,335,539

Basic earnings per share
Core operating income	$3.85	$2.53

Amortization of fair value adjustment of acquired invested assets and long-term debt, net of tax	(0.02)	(0.04)

Adjusted net realized gains (losses), net of tax	0.81	2.61

Net income	$4.64	$5.10

Diluted earnings per share

Core operating income	$3.82	$2.52

Amortization of fair value adjustment of acquired invested assets and long-term debt, net of tax	(0.02)	(0.04)

Adjusted net realized gains (losses), net of tax	0.79	2.59

Net income	$4.59	$5.07

(1) Includes unvested restricted stock units that are not included in common shares outstanding as the shares are not issued until time of vesting, but are eligible to receive dividends (participating securities).

Earnings per share	Page 24

Chubb Limited

Book Value and Book Value per Common Share

(in millions of U.S. dollars, except share and per share data)

(Unaudited)

Reconciliation of Book Value per Common Share

	March 31 2022	December 31 2021	March 31 2021

Shareholders’ equity	$56,698	$59,714	$59,076
Less: goodwill and other intangible assets, net of tax	19,443	19,456	19,881

Numerator for tangible book value per share	$37,255	$40,258	$39,195

Book value - % change over prior quarter	-5.1%	0.7%	-0.6%
Tangible book value - % change over prior quarter	-7.5%	1.7%	-0.8%

Denominator	423,675,327	426,572,612	449,676,959

Book value per common share	$133.82	$139.99	$131.37
Tangible book value per common share	$87.93	$94.38	$87.16

Reconciliation of Book Value

Shareholders’ equity, beginning of quarter	$59,714	$59,318	$59,441
Core operating income	1,640	1,649	1,142
Amortization of fair value adjustment of acquired invested assets and long-term debt	(9)	(12)	(16)
Adjusted net realized gains (losses) (1)	343	504	1,174
Net unrealized gains (losses) on investments	(3,840)	(630)	(1,912)
Repurchase of shares	(1,001)	(905)	(519)
Dividend declared on common shares	(340)	(342)	(352)
Cumulative translation gains (losses)	71	(432)	24
Postretirement benefit liability	15	434	(23)
Other (2)	105	130	117

	$56,698	$59,714	$59,076

(1) Includes net realized gains (losses) related to unconsolidated entities.

(2) Other primarily includes proceeds from exercise of stock options and stock compensation, offset by the value of any share cancellations for restricted stock vesting taxes.

Reconciliation Book Value	Page 25

Chubb Limited

Non-GAAP Financial Measures

(Unaudited)

Regulation G - Non-GAAP Financial Measures

In presenting our results, we included and discussed certain non-GAAP measures. These non-GAAP measures, which may be defined differently by other companies, are important for an understanding of our overall results of operations and financial condition. However, they should not be viewed as a substitute for measures determined in accordance with generally accepted accounting principles (GAAP).

Throughout this document there are various measures presented on a constant-dollar basis (i.e., excludes the impact of foreign exchange). We believe it is useful to evaluate the trends in our results exclusive of the effect of fluctuations in exchange rates between the U.S. dollar and the currencies in which our international business is transacted, as these exchange rates could fluctuate significantly between periods and distort the analysis of trends. The impact is determined by assuming constant foreign exchange rates between periods by translating prior period results using the same local currency exchange rates as the comparable current period.

P&C underwriting income (loss) excludes the Life Insurance segment and is calculated by subtracting adjusted losses and loss expenses, adjusted policy benefits, policy acquisition costs and administrative expenses from net premiums earned. We use underwriting income (loss) and operating ratios to monitor the results of our operations without the impact of certain factors, including net investment income, other income (expense), interest expense, amortization expense of purchased intangibles, income tax expense and adjusted net realized gains (losses).

P&C CAY underwriting income excluding catastrophe losses (Cats) is P&C underwriting income (loss) adjusted to exclude P&C Cats and prior period development (PPD). We believe it is useful to exclude Cats, as they are not predictable as to timing and amount, and PPD as these unexpected loss developments on historical reserves are not indicative of our current underwriting performance. We believe the use of these measures enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business.

Adjusted losses and loss expenses include realized gains and losses on crop derivatives. These derivatives were purchased to provide economic benefit, in a manner similar to reinsurance protection, in the event that a significant decline in commodity pricing impacts underwriting results. We view gains and losses on these derivatives as part of the results of our underwriting operations, and therefore realized gains (losses) from these derivatives are reclassified to adjusted losses and loss expenses.

Adjusted policy benefits includes gains and losses from fair value changes in separate account assets, as well as the offsetting movement in separate account liabilities, for purposes of reporting Life Insurance underwriting income. The gains and losses from fair value changes in separate account assets that do not qualify for separate account reporting under GAAP have been reclassified from Other (income) expense. We view gains and losses from fair value changes in both separate account assets and liabilities as part of the results of our underwriting operations, and therefore these gains and losses are reclassified to adjusted policy benefits.

Adjusted net investment income is net investment income excluding the amortization of the fair value adjustment on acquired invested assets from the acquisition of The Chubb Corporation (Chubb Corp) and including investment income from partially-owned investment companies (private equity partnerships) where our ownership interest is in excess of three percent that are accounted for under the equity method. The mark-to-market movement on these private equity partnerships are included in adjusted net realized gains (losses) as described below. We believe this measure is meaningful as it highlights the underlying performance of our invested assets and portfolio management in support of our lines of business.

Adjusted net realized gains (losses), net of tax, includes net realized gains (losses) and net realized gains (losses) recorded in other income (expense) related to unconsolidated subsidiaries, and excludes realized gains and losses on crop derivatives.

Adjusted interest expense is interest expense excluding the amortization of the fair value adjustment on acquired long-term debt, related to the Chubb Corp acquisition due to the size and complexity of this acquisition.

Other income (expense) - operating excludes from consolidated Other income (expense) the portion of net realized gains and losses related to unconsolidated entities, other income (expense) from private equity partnerships, and gains and losses from fair value changes in separate account assets that do not qualify for separate account reporting under GAAP. Net realized gains (losses) related to unconsolidated entities is excluded from core operating income (loss) in order to enhance the understanding of our results of underwriting operations as they are heavily influenced by, and fluctuate in part according to, market conditions. Other income (expense) from private equity partnerships and net realized gains and losses related to unconsolidated entities are recorded to Other income (expense) in our income statement on a GAAP basis.

P&C combined ratio excludes the Life Insurance segment. P&C loss and loss expense ratio and P&C combined ratio include adjusted losses and loss expenses in the ratio numerator. P&C expense ratio and P&C combined ratio include policy acquisition costs and administrative expenses in the ratio numerator. A reconciliation of combined ratio to P&C combined ratio is provided on pages 29-30.

CAY P&C combined ratio excluding catastrophe losses excludes Cats and PPD from the P&C combined ratio. We exclude Cats as they are not predictable as to timing and amount and PPD as these unexpected loss developments on historical reserves are not indicative of our current underwriting performance. The combined ratio numerator is adjusted to exclude Cats, net premiums earned adjustments on PPD, prior period expense adjustments and reinstatement premiums on PPD, and the denominator is adjusted to exclude net premiums earned adjustments on PPD and reinstatement premiums on Cats and PPD. In periods where there are adjustments on loss sensitive policies, these adjustments are excluded from PPD and net premiums earned when calculating the ratios. We believe this measure provides a better evaluation of our underwriting performance and enhances the understanding of the trends in our P&C business that may be obscured by these items. This measure is commonly reported among our peer companies and allows for a better comparison.

Expense ratio excluding accident and health (A&H) excludes the impact of our A&H business from our expense ratio. The expense ratio for the A&H business is typically higher than our traditional P&C business, and we believe that this measure provides better comparison to our peer companies that may not have a significant A&H block of business.

Global P&C performance metrics comprise consolidated operating results (including corporate) and exclude the operating results of the company’s Life Insurance and North America Agricultural Insurance segments. The agriculture insurance business is a different business in that it is a public sector and private sector partnership in which insurance rates, premium growth, and risk-sharing is not market-driven like the remainder of the company’s P&C insurance business. We believe that these measures are useful and meaningful to investors as they are used by management to assess the company’s global P&C operations which are the most economically similar. We exclude the North America Agricultural Insurance and Life Insurance segments because the results of these businesses do not always correlate with the results of our global P&C operations.

Core operating income, net of tax, excludes from net income, the after-tax impact of adjusted net realized gains (losses) and the amortization of fair value adjustment of acquired invested assets and long-term debt related to the Chubb Corp acquisition. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. We exclude adjusted net realized gains (losses) because the amount of these gains (losses) are heavily influenced by, and fluctuate in part according to the availability of market opportunities. We exclude the amortization of the fair value adjustments related to purchased invested assets and long-term debt, related to the Chubb Corp acquisition due to the size and complexity of this acquisition. References to core operating income measures mean net of tax, whether or not noted.

Core operating effective tax rate is income tax expense (benefit) excluding tax expense (benefit) on adjusted net realized gains (losses), tax benefit on amortization of fair value of acquired invested assets and debt, divided by income excluding adjusted net realized gains (losses) before tax and amortization of fair value of acquired invested assets and debt before tax. We believe the use of this measure is meaningful to show the tax on the underlying performance of our insurance business, by excluding the tax on adjusted net realized gains (losses), the tax on amortization of the fair value adjustments related to purchased invested assets and long-term debt. Refer to the definition of core operating income (loss), net of tax above for more information on these adjustments.

Book value per common share, is shareholders’ equity divided by the shares outstanding. Tangible book value per common share, is shareholders’ equity less goodwill and other intangible assets, net of tax, divided by the shares outstanding. We believe that goodwill and other intangible assets are not indicative of our underlying insurance results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Book value per common share excluding mark-to-market, excludes unrealized investment gains (losses). Tangible book value per common share excluding mark-to-market, excludes goodwill and other intangible assets, net of tax, as well as unrealized investment gains (losses), net of tax. We exclude unrealized investment gains (losses) because the amount of these gains (losses) is heavily influenced by changes in market conditions, including interest rate changes, and we believe that excluding these gains and losses would highlight the underlying growth in book value and tangible book value.

International life insurance net premiums written and deposits collected includes deposits collected on universal life and investment contracts (life deposits). Life deposits are not reflected as revenues in our consolidated statements of operations in accordance with GAAP. However, we include life deposits in presenting growth in our life insurance business because new life deposits are an important component of production and key to our efforts to grow our business.

Reconciliation Non-GAAP	Page 26

Chubb Limited

Non-GAAP Financial Measures - 2

(in millions of U.S. dollars, except per share data and ratios)

(Unaudited)

Regulation G - Non-GAAP Financial Measures (continued)

Core operating effective tax rate

The following table presents the reconciliation of effective tax rate to the Core operating effective tax rate:

	1Q-22	4Q-21	3Q-21	2Q-21	1Q-21	Full Year 2021
Tax expense, as reported	$355	$404	$218	$317	$338	$1,277
Less: tax benefit on amortization of fair value of acquired invested assets and debt	(2)	-	(3)	(3)	(5)	(11)
Less: tax expense on adjusted net realized gains (losses)	24	95	27	16	133	271

Tax expense, adjusted	$333	$309	$194	$304	$210	$1,017

Income before tax, as reported	$2,329	$2,545	$2,051	$2,582	$2,638	$9,816
Less: amortization of fair value of acquired invested assets and debt	(11)	(12)	(14)	(17)	(21)	(64)
Less: adjusted realized gains (losses)	100	319	(11)	(36)	888	1,160
Less: realized gains (losses) related to unconsolidated entities	267	280	725	710	419	2,134

Core operating income before tax	$1,973	$1,958	$1,351	$1,925	$1,352	$6,586

Effective tax rate	15.2%	15.9%	10.7%	12.3%	12.8%	13.0%
Adjustment for tax impact of amortization of fair value of acquired invested assets and debt	0.0%	-0.1%	0.1%	0.0%	0.1%	0.0%
Adjustment for tax impact of adjusted net realized gains (losses)	1.7%	-0.1%	3.6%	3.5%	2.6%	2.4%

Core operating effective tax rate	16.9%	15.7%	14.4%	15.8%	15.5%	15.4%

Core operating income

The following table presents the reconciliation of Net income to Core operating income:

	1Q-22	4Q-21	3Q-21	2Q-21	1Q-21	Full Year 2021
Net income, as reported	$1,974	$2,141	$1,833	$2,265	$2,300	$8,539
Amortization of fair value adjustment of acquired invested assets and long-term debt, pre-tax	(11)	(12)	(14)	(17)	(21)	(64)
Tax benefit on amortization adjustment	2	-	3	3	5	11
Adjusted realized gains (losses), pre-tax	100	319	(11)	(36)	888	1,160
Net realized gains (losses) related to unconsolidated entities, pre-tax (1)	267	280	725	710	419	2,134
Tax expense on adjusted net realized gains (losses)	(24)	(95)	(27)	(16)	(133)	(271)

Core operating income	$1,640	$1,649	$1,157	$1,621	$1,142	$5,569

Catastrophe losses - after-tax	$290	$245	$943	$226	$570	$1,984
Favorable prior period development (PPD) - after-tax	$(195)	$(149)	$(227)	$(224)	$(156)	$(756)

Core operating income per share	$3.82	$3.81	$2.64	$3.62	$2.52	$12.56
Impact of Cats on Core operating income per share - Unfavorable	$(0.67)	$(0.57)	$(2.15)	$(0.50)	$(1.26)	$(4.48)
Impact of PPD on Core operating income per share - Favorable	$0.45	$0.35	$0.52	$0.50	$0.35	$1.70
Impact of Cats and PPD on Core operating income per share - Unfavorable	$(0.22)	$(0.22)	$(1.63)	$-	$(0.91)	$(2.78)

(1) Realized gains (losses) on partially-owned entities, which are investments where we hold more than an insignificant percentage of the investee’s shares. The net income or loss is included in other income (expense).

P&C Underwriting income and P&C CAY underwriting income ex Cats

The following table presents the reconciliation of Net income to P&C CAY underwriting income ex Cats:

	1Q-22	4Q-21	3Q-21	2Q-21	1Q-21	Full Year 2021
Net income, as reported	$1,974	$2,141	$1,833	$2,265	$2,300	$8,539
Less: Income tax expense	(355)	(404)	(218)	(317)	(338)	(1,277)
Amortization expense of purchased intangibles	(71)	(71)	(71)	(73)	(72)	(287)
Other income (expense)	310	335	763	777	490	2,365
Interest expense	(132)	(126)	(122)	(122)	(122)	(492)
Net investment income	822	843	866	884	863	3,456
Net realized gains (losses)	101	319	(21)	(33)	887	1,152

Life Insurance underlying income (loss) (1)	17	(21)	9	(39)	(31)	(82)
Add: Realized gains (losses) on crop derivatives	1	—	(10)	3	(1)	(8)

P&C underwriting income	$1,283	$1,266	$617	$1,191	$622	$3,696
Add: Catastrophe losses (including reinstatement premiums) - pre-tax	333	275	1,146	280	700	2,401
Favorable prior period development (PPD) - pre-tax	(240)	(145)	(321)	(268)	(192)	(926)

P&C CAY underwriting income ex Cats	$1,376	$1,396	$1,442	$1,203	$1,130	$5,171

(1) Life Insurance underlying income (loss) is calculated by subtracting losses and loss expenses, policy benefits, policy acquisition costs and administrative expenses from net premiums earned related to the Life Insurance segment.

Reconciliation Non-GAAP 2	Page 27

Chubb Limited

Non-GAAP Financial Measures - 3

(in millions of U.S. dollars, except share, per share data, and ratios)

(Unaudited)

Regulation G - Non-GAAP Financial Measures (continued)

Core operating ROE and Core operating ROTE

Core operating return on equity (ROE) and Core operating return on tangible equity (ROTE) are annualized non-GAAP financial measures. The numerator includes core operating income (loss), net of tax. The denominator includes the average shareholders’ equity for the period adjusted to exclude unrealized gains (losses) on investments, net of tax. For the ROTE calculation, the denominator is also adjusted to exclude goodwill and other intangible assets, net of tax. These measures enhance the understanding of the return on shareholders’ equity by highlighting the underlying profitability relative to shareholders’ equity and tangible equity excluding the effect of unrealized gains and losses on our investments that are heavily influenced by available market opportunities. We believe ROTE is meaningful because it measures the performance of our operations without the impact of goodwill and other intangible assets.

	1Q-22	1Q-21	Full Year 2021
Net income	$1,974	$2,300	$8,539
Core operating income	$1,640	$1,142	$5,569

Equity - beginning of period, as reported	$59,714	$59,441	$59,441

Less: unrealized gains (losses) on investments, net of deferred tax	2,256	4,673	4,673

Equity - beginning of period, as adjusted	$57,458	$54,768	$54,768

Less: goodwill and other intangible assets, net of tax	19,456	19,916	19,916

Equity - beginning of period, as adjusted ex goodwill and other intangible assets	$38,002	$34,852	$34,852

Equity - end of period, as reported	$56,698	$59,076	$59,714
Less: unrealized gains (losses) on investments, net of deferred tax	(1,584)	2,761	2,256

Equity - end of period, as adjusted	$58,282	$56,315	$57,458

Less: goodwill and other intangible assets, net of tax	19,443	19,881	19,456

Equity - end of period, as adjusted ex goodwill and other intangible assets	$38,839	$36,434	$38,002

Weighted average equity, as reported	$58,206	$59,259	$59,578
Weighted average equity, as adjusted	$57,870	$55,542	$56,113
Weighted average equity, as adjusted ex goodwill and other intangible assets	$38,421	$35,643	$36,427

ROE	13.6%	15.5%	14.3%

Core operating ROTE	17.1%	12.8%	15.3%

Core operating ROE	11.3%	8.2%	9.9%

Private equities realized gains (losses), after-tax (1)	$304	$424	$2,053

Impact of Private equities if included in Core operating ROE - Favorable (1)	2.1 pts	3.1 pts	3.7 pts

Reconciliation of Book Value and Tangible Book Value per Share, excluding mark-to-market

	March 31 2022	December 31 2021	% Change
Book value	$56,698	$59,714
Less: unrealized gains (losses) on investments, net of deferred tax	(1,584)	2,256

Book value excluding mark-to-market	58,282	57,458
Less: goodwill and other intangible assets, net of tax	19,443	19,456

Tangible book value excluding mark-to-market	$38,839	$38,002

Denominator	423,675,327	426,572,612

Book value per share excluding mark-to-market	$137.56	$134.70	2.1%
Tangible book value per share excluding mark-to-market	$91.67	$89.09	2.9%

(1) We record the change in the fair value mark and gains (losses) on sales of private equity funds as realized gains (losses) instead of investment income.

Reconciliation Non-GAAP 3	Page 28

Chubb Limited

Non-GAAP Financial Measures - 4

(in millions of U.S. dollars, except ratios)

(Unaudited)

Regulation G - Non-GAAP Financial Measures (continued)

P&C combined ratio

The P&C combined ratio includes the impact of realized gains and losses on crop derivatives. These derivatives were purchased to provide economic benefit, in a manner similar to reinsurance protection, in the event that a significant decline in commodity pricing will impact underwriting results. We view gains and losses on these derivatives as part of the results of our underwriting operations.

The following tables present the calculation of combined ratio, as reported, for each segment to P&C combined ratio, adjusted for catastrophe losses (Cats) and prior period development (PPD).

Q1 2022		North America Commercial P&C Insurance	North America Personal P&C Insurance	North America Agricultural Insurance	Overseas General Insurance	Global Reinsurance	Corporate	Total P&C
Numerator

Losses and loss expenses

Losses and loss expenses		$2,497	$713	$(91)	$1,389	$115	$10	$4,633

Realized (gains) losses on crop derivatives		-	-	(1)	-	-	-	(1)

Adjusted losses and loss expenses	A	$2,497	$713	$(92)	$1,389	$115	$10	$4,632

Catastrophe losses and related adjustments
Catastrophe losses, net of related adjustments		(81)	(100)	-	(151)	(1)	-	(333)
Reinstatement premiums collected (expensed) on catastrophe losses		-	-	-	-	-	-	-

Catastrophe losses, gross of related adjustments		(81)	(100)	-	(151)	(1)	-	(333)

PPD and related adjustments
PPD, net of related adjustments - favorable (unfavorable)		108	51	26	60	3	(8)	240
Net premiums earned adjustments on PPD - unfavorable (favorable)		-	-	159	-	-	-	159
Expense adjustments - unfavorable (favorable)		6	-	(1)	-	-	-	5
PPD reinstatement premiums - unfavorable (favorable)		-	-	-	-	1	-	1

PPD, gross of related adjustments - favorable (unfavorable)		114	51	184	60	4	(8)	405

CAY loss and loss expense ex Cats	B	$2,530	$664	$92	$1,298	$118	$2	$4,704

Policy acquisition costs and administrative expenses
Policy acquisition costs and administrative expenses	C	$838	$329	$11	$948	$71	$83	$2,280
Expense adjustments - favorable (unfavorable)		(6)	-	1	-	-	-	(5)

Policy acquisition costs and administrative expenses, adjusted	D	$832	$329	$12	$948	$71	$83	$2,275

Denominator

Net premiums earned	E	$4,114	$1,247	$(29)	$2,628	$235		$8,195

Net premiums earned adjustments on PPD - unfavorable (favorable)		-	-	159	-	-		159

PPD reinstatement premiums - unfavorable (favorable)		-	-	-	-	1		1

Net premiums earned excluding adjustments	F	$4,114	$1,247	$130	$2,628	$236		$8,355

P&C combined ratio

Loss and loss expense ratio	A/E	60.7%	57.2%	318.4%	52.9%	48.8%		56.5%
Policy acquisition cost and administrative expense ratio	C/E	20.4%	26.3%	-36.8%	36.0%	30.2%		27.8%

P&C combined ratio		81.1%	83.5%	281.6%	88.9%	79.0%		84.3%

CAY P&C combined ratio ex Cats

Loss and loss expense ratio, adjusted	B/F	61.5%	53.3%	70.6%	49.4%	49.9%		56.3%
Policy acquisition cost and administrative expense ratio, adjusted	D/F	20.2%	26.3%	8.9%	36.1%	30.0%		27.2%

CAY P&C combined ratio ex Cats		81.7%	79.6%	79.5%	85.5%	79.9%		83.5%

Combined ratio

Combined ratio								84.3%

Add: impact of gains and losses on crop derivatives								0.0%

P&C combined ratio								84.3%

Note: The ratios above are calculated using whole U.S. dollars. Accordingly, calculations using rounded amounts may differ. Letters A, B, C, D, E, and F included in the table are references for calculating the ratios above.

Reconciliation Non-GAAP 4	Page 29

Chubb Limited

Non-GAAP Financial Measures - 5

(in millions of U.S. dollars, except ratios)

(Unaudited)

Regulation G - Non-GAAP Financial Measures (continued)

P&C combined ratio (continued)

	North America Commercial P&C		North America Personal P&C	North America Agricultural	Overseas General	Global		Total
Q1 2021		Insurance	Insurance	Insurance	Insurance	Reinsurance	Corporate	P&C
Numerator
Losses and loss expenses
Losses and loss expenses		$2,560	$819	$84	$1,263	$120	$9	$4,855
Realized (gains) losses on crop derivatives		-	-	1	-	-	-	1

Adjusted losses and loss expenses	A	$2,560	$819	$85	$1,263	$120	$9	$4,856

Catastrophe losses and related adjustments
Catastrophe losses, net of related adjustments		(362)	(240)	(8)	(50)	(40)	-	(700)
Reinstatement premiums collected (expensed) on catastrophe losses		-	(23)	-	-	5	-	(18)

Catastrophe losses, gross of related adjustments		(362)	(217)	(8)	(50)	(45)	-	(682)

PPD and related adjustments
PPD, net of related adjustments - favorable (unfavorable)		127	40	2	25	7	(9)	192
Net premiums earned adjustments on PPD - unfavorable (favorable)		-	-	(2)	-	-	-	(2)
Expense adjustments - unfavorable (favorable)		3	-	-	-	-	-	3
PPD reinstatement premiums - unfavorable (favorable)		-	-	-	-	3	-	3

PPD, gross of related adjustments - favorable (unfavorable)		130	40	-	25	10	(9)	196

CAY loss and loss expense ex Cats	B	$2,328	$642	$77	$1,238	$85	$-	$4,370

Policy acquisition costs and administrative expenses
Policy acquisition costs and administrative expenses	C	$768	$307	$15	$934	$53	$71	$2,148
Expense adjustments - favorable (unfavorable)		(3)	-	-	-	-	-	(3)

Policy acquisition costs and administrative expenses, adjusted	D	$765	$307	$15	$934	$53	$71	$2,145

Denominator
Net premiums earned	E	$3,674	$1,184	$110	$2,478	$180		$7,626
Reinstatement premiums (collected) expensed on catastrophe losses		-	23	-	-	(5)		18
Net premiums earned adjustments on PPD - unfavorable (favorable)		-	-	(2)	-	-		(2)
PPD reinstatement premiums - unfavorable (favorable)		-	-	-	-	3		3

Net premiums earned excluding adjustments	F	$3,674	$1,207	$108	$2,478	$178		$7,645

P&C combined ratio
Loss and loss expense ratio	A/E	69.7%	69.2%	77.5%	51.0%	66.9%		63.7%
Policy acquisition cost and administrative expense ratio	C/E	20.9%	25.9%	13.4%	37.7%	29.5%		28.1%

P&C combined ratio		90.6%	95.1%	90.9%	88.7%	96.4%		91.8%

CAY P&C combined ratio ex Cats
Loss and loss expense ratio, adjusted	B/F	63.4%	53.2%	71.2%	49.9%	48.3%		57.2%
Policy acquisition cost and administrative expense ratio, adjusted	D/F	20.8%	25.4%	13.5%	37.7%	29.7%		28.0%

CAY P&C combined ratio ex Cats		84.2%	78.6%	84.7%	87.6%	78.0%		85.2%

Combined ratio
Combined ratio								91.8%
Add: impact of gains and losses on crop derivatives								0.0%

P&C combined ratio								91.8%

Note: The ratios above are calculated using whole U.S. dollars. Accordingly, calculations using rounded amounts may differ. Letters A, B, C, D, E, and F included in the table are references for calculating the ratios above.

Reconciliation Non-GAAP 5	Page 30

Chubb Limited

Glossary

Chubb Limited Consolidated comprises all segments including Corporate.

P&C combined ratio: The sum of the loss and loss expense ratio, policy acquisition cost ratio and the administrative expense ratio excluding the life business and including the realized gains and losses on the crop derivatives.

Book value per common share: Shareholders’ equity divided by the shares outstanding.

Tangible book value per common share: Shareholders’ equity less goodwill and other intangible assets, net of tax, divided by the shares outstanding.

Average market yield of fixed maturities: Weighted average yield to maturity of our fixed income portfolio based on the market prices of the holdings as of that date.

Average yield on invested assets: Adjusted net investment income divided by average cost of fixed maturities and other investments, and average market value of equity securities.

Total capitalization: The sum of the short-term debt, long-term debt, trust preferreds, and shareholders’ equity.

Catastrophe losses (Cats): We generally define catastrophe loss events consistent with the definition of the Property Claims Service (PCS) for events in the U.S. and Canada. PCS defines a catastrophe as an event that causes damage of $25 million or more in insured losses and affects a significant number of insureds, including from pandemics such as COVID-19. For events outside of the U.S. and Canada, we generally use a similar definition. Catastrophe loss events are events that occurred in the current calendar year only. Changes in catastrophe loss estimates in the current calendar year that relate to loss events that occurred in previous calendar years are considered prior period development.

Prior period development (PPD) arises from changes to loss estimates recognized in the current year that relate to loss events that occurred in previous calendar years and excludes the effect of losses from the development of earned premium from previous accident years.

Reinstatement premiums are additional premiums paid on certain reinsurance agreements in order to reinstate coverage that had been exhausted by loss occurrences. The reinstatement premium amount is typically a pro rata portion of the original ceded premium paid based on how much of the reinsurance limit had been exhausted.

Net premiums earned adjustments within prior period development are adjustments to the initial premium earned on retrospectively rated policies based on actual claim experience that develops after the policy period ends. The premium adjustments correlate to the prior period loss development on these same policies and are fully earned in the period the adjustments are recorded.

Prior period expense adjustments typically relate to either profit commission reserves or policyholder dividend reserves based on actual claim experience that develops after the policy period ends. The expense adjustments correlate to the prior period loss development on these same policies.

Segment income (loss) includes underwriting income (loss), adjusted net investment income, other income (expense) – operating, and amortization expense of purchased intangibles.

Commercial P&C lines includes Commercial P&C, Agriculture and Reinsurance lines of business.

Consumer P&C lines includes Personal and Global accident and health (A&H) lines of business.

NM: Not meaningful.

Glossary	Page 31